EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report on Form 10-Q of American Wagering, Inc. (the “Company”) for the quarter ended April 30, 2011 as filed with the Securities and Exchange Commission (the “Report”), I certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, to my knowledge, that:

(1)                                  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: June 14, 2011	/s/ Victor J. Salerno
Victor J. Salerno
President, Chief Executive Officer, and
Chairman of the Board of Directors
(Principal Executive Officer)

Date: June 14, 2011	/s/ Robert Kocienski
Robert Kocienski
Chief Operating Officer, and
Principal Financial Officer
(Principal Financial Officer)